                                   SCHEDULE A
                         AMENDED AS OF FEBRUARY 15, 2000

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

                                    Form Numbers of Contracts
Name of Separate Account            Funded by Separate Account      Fidelity Fund (Class)
------------------------            --------------------------      -----------------------
Lincoln Life & Annuity Variable     GAC96-111                       Growth - Initial
Annuity Account L                   GAC91-101                       Equity-Income - Initial


Lincoln Life & Annuity Flexible     LN615NY - LNY                   Equity-Income - Initial
Premium Variable Life Account M


Lincoln New York Account N          AN426NY                         Equity-Income - Initial
for Variable Annuities                                              Growth - Initial
                                                                    Overseas - Initial

                                   SCHEDULE C
                         AMENDED AS OF FEBRUARY 15, 2000


Other investment companies currently available under variable annuities or variable life insurance issued by the Company:


AIM Variable Insurance Funds, Inc.

Alliance Variable Products Series Fund

American Variable Insurance Series (AVIS)

BT Insurance Funds Trust

Calvert Responsibly Invested Balanced Portfolio

Delaware Group Premium Fund

Dreyfus Stock Index Fund

Dreyfus Variable Investment Fund:  Small Cap Portfolio

Liberty Variable Investment Trust

Lincoln National

MFS Variable Insurance Trust

T. Rowe Price International Series, Inc.

Templeton Variable Products Series Fund

Twentieth Century's TCI Portfolios, Inc.
         TCI Growth
         TCI Balanced

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules A and C to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.



Date                                      LINCOLN LIFE & ANNUITY
    --------------------------            COMPANY OF NEW YORK

                                          By:
                                                --------------------------------
                                          Name:   Troy D. Panning
                                          Title:  CFO/2nd Vice-President


Date                                      VARIABLE INSURANCE PRODUCTS FUNDS
    --------------------------
                                          By:
                                                --------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------


Date                                      FIDELITY DISTRIBUTORS CORPORATION
    --------------------------
                                          By:
                                                --------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------